As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-252780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ComSovereign Holding Corp.

(Exact name of Registrant as specified in its charter)

Nevada	3663	46-5538504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5000 Quorum Drive, STE 400
Dallas, TX 75254
469-930-2661
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel L. Hodges
5000 Quorum Drive, STE 400
Dallas, TX 75254
469-930-2661
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100	Andrew M. Tucker, Esq. Michael K. Bradshaw, Jr., Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, DC 20001 (202) 689-2800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$23,000,000	(3)	$2,509.30
Representative’s Warrants(4)	—		—
Common Stock underlying Representative’s Warrants(5)	880,000		96.01
Total Registration Fee	$23,880,000		$2,605.31	(6)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(3)	Includes shares of Common Stock representing 15% of the number of shares of Common Stock offered to the public that the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	The Representative’s Warrants will represent the right to purchase 4% of the aggregate number of shares of common stock sold in this offering at an exercise price equal to 110% of the offering price per share.
(6)	Of which $2,596.57 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the Securities registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (FINRA) filing fee, are estimates:

Description	Amount
SEC Filing Fee	$2,606
FINRA Filing Fee	4,070
Printing Expenses	12,000
Accounting Fees and Expenses	40,000
Legal Fees and Expenses	75,000
Transfer Agent and Registrar Expenses	20,000
Miscellaneous	36,324
Total	$190,000

*	To be filed by amendment.

Item 14.     Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intends to so purchase and maintain such insurance when economically feasible.

Item 15.     Recent Sales of Unregistered Securities

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act. Except for the shares of our common stock that were issued upon the conversion of convertible indebtedness, all of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act. There were no underwriters or placement agents employed in connection with any of these transactions. Use of the exemption provided in Section 4(a)(2) for transactions not involving a public offering is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

●	The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

●	The recipients had access to business and financial information concerning our company.

●	All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The shares of our common stock that were issued upon the conversion of our Series A preferred stock and convertible indebtedness were issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.

The number of shares of common stock issued or issuable in each transaction, and the price per share of common stock in each transaction, has been adjusted to give effect to the proposed one-for-three reverse stock split of the common stock to be effected following the effective date of Registration Statement but prior to the closing of the offering contemplated hereby.

2017 Common Stock Issuance

During the year ended December 31, 2017, we issued a total of 116,750 shares of common stock as follows:

(a)	On April 24, 2017, the holder of Series A preferred stock converted a total of 33,367 shares of Series A preferred stock for an aggregate of 83,417 shares of common stock in accordance with such holder’s conversion rights.

(b)	On August 3, 2017, we issued 83,334 shares of common stock to two members of our strategic advisory board as compensation for their extended service agreement from May 1, 2017 until April 30, 2018.

2017 Options Issuance

During the year ended December 31, 2017, we issued options to purchase a total of 2,503,335 common stock as follows:

(a)	On January 9, 2017, we issued an option to a director to purchase 33,334 shares of common stock with an exercise price of $8.70 per share.

(b)	On August 3, 2017, we issued options to purchase an aggregate of 1,736,667 shares of common stock outside our 2015 Equity Plan to officers, directors and employees for services provided with an exercise price of $3.00 per share.

(c)	On November 9, 2017, we issued options to purchase an aggregate of 666,667 shares of common stock outside our 2015 Equity Plan to officers and directors for services provided with an exercise price of $4.05 per share.

(d)	On December 13, 2017, we issued options to purchase an aggregate of 66,667 shares of common stock outside our 2015 Equity Plan to two newly-appointed directors with an exercise price of $3.00.

2017 Warrants Issuance

During the year ended December 31, 2017, we issued warrants to purchase a total of 683,334 shares common stock as follows:

(a)	On August 3, 2017, we issued warrants to purchase an aggregate of 10,000 shares of common stock outside our 2015 Equity Plan to consultants for services provided with an exercise price of $3.00 per share.

(b)	On August 3, 2017, we issued a warrant to purchase 666,667 shares of common stock to Dr. Philip Frost for services to be provided under the terms of his service to the strategic advisory board through April 2018 with an exercise price of $3.00 per share.

(c)	On November 9, 2017, we issued a warrant to purchase 6,667 shares of common stock outside our 2015 Equity Plan to consultants for services provided with an exercise price of $4.05 per share.

2018 Common Stock Issuance

During the year ended December 31, 2018, we issued a total of 4,819,385 shares of common stock as follows:

(a)	On October 25, 2018, we issued 83,334 shares of common stock to two members of our strategic advisory board as compensation for their extended service agreement from November 1, 2018 until October 31, 2019.

(b)	On December 21, 2018, we issued 2,059,137 shares of common stock pursuant to conversion of the 2016 convertible notes payable and 1,343,580 shares of common stock pursuant to conversion of the 2017 convertible note payable.

(c)	On December 27, 2018, we completed the sale of 1,333,334 shares of common stock at $1.50 per share for an aggregate purchase price of $2,000,000.

2018 Option Issuance

During the year ended December 31, 2018, we issued options to purchase a total of 3,853,335 shares common stock as follows:

(a)	On March 28, 2018, we issued options to purchase an aggregate of 33,334 shares of common stock outside our 2015 Equity Plan to a newly-appointed directors with an exercise price of $3.00.

(b)	On May 16, 2018, we issued options to purchase an aggregate of 153,334 shares of common stock outside our 2015 Equity Plan to four employees with an exercise price of $3.00.

(c)	On August 22, 2018, we granted options to purchase an aggregate of 1,666,667 shares of common stock outside our 2015 Equity Plan to five management employees and four directors at an exercise price of $3.00 per share. On September 26, 2018, the Board cancelled these options, which had not vested.

(d)	On September 26, 2018, we granted options to purchase an aggregate of 2,000,000 shares of common stock outside our 2015 Equity Plan to five management employees and four directors at an exercise price of $1.95 per share.

2018 Warrant Issuance

During the year ended December 31, 2018, we issued warrants to purchase a total of 33,334 shares common stock as follows:

(a)	On September 26, 2018, we issued a warrant to purchase 33,334 shares of common stock outside our 2015 Equity Plan to Global Security Innovative Strategies, LLC for services rendered at an exercise price of $3.00 per share.

2019 Common Stock Issuance

During the year ended December 31, 2019, we issued a total of 2,138,501 shares of common stock as follows:

(a)	On January 25, 2019, we completed the sale of 1,338,500 shares of common stock pursuant a securities purchase agreement at a purchase price of $1.50 per share, for an aggregate purchase price of $2,007,750. The aggregate consideration consisted of (1) cash in the aggregate amount of $1,432,750, (2) a promissory note from a single non-affiliated investor in the aggregate principal amount of $500,000, (3) a full-recourse promissory note payable by Daniyel Erdberg, our Chief Executive Officer and President at that time, in the amount of $50,000 and (4) a full-recourse promissory note payable by Kendall Carpenter, our Chief Financial Officer at that time, in the amount of $25,000. On April 30, 2019, we and Mr. Erdberg entered into an agreement whereby we redeemed 33,334 shares of common stock and cancelled the $50,000 note.

(b)	On September 4, 2019, we redeemed 33,334 shares of common stock from a former director of our company pursuant to a redemption agreement at $1.50 per share for an aggregate redemption price of $50,000.

(c)	On November 12, 2019, we issued pursuant to our 2015 Equity Plan, an aggregate of 766,667 shares of common stock to officers, directors and a consultant for services rendered, which shares were valued at $0.75 per share.

2019 Options Issuance

During the year ended December 31, 2019, we issued options to purchase a total of 43,334 shares of common stock as follows:

(a)	On March 20, 2019, we issued options to purchase an aggregate of 43,334 shares of common stock outside our 2015 Equity Plan to two employees for services provided with an exercise price of $3.18 per share.

2019 Warrants Issuance

During the year ended December 31, 2019, we issued warrants to purchase a total of 16,667 shares of common stock as follows:

(a)	On March 20, 2019, we issued a warrant to purchase 16,667 shares of common stock outside our 2015 Equity Plan to a contractor for services provided with an exercise price of $3.18 per share.

2020 Common Stock Issuance

During the year ended December 31, 2020, we issued a total of 6,667,461 shares of common stock as follows:

(a)	On March 12, 2020, we issued to a consultant 55,032 shares of common stock for services rendered, which shares were valued at $1.93 per share.

(b)	On March 5, 2020, as partial consideration for a loan, we issued to an accredited investor 16,667 shares of common stock for a purchase price of $0.03 per share.

(c)	On April 30, 2020, we issued to an investor 94,510 shares of our common stock upon the exercise of warrants previously issued to such investor by our subsidiary, ComSovereign Corp., with an exercise price of $0.03 per share and 7,066 shares of common stock in lieu of an aggregate cash interest payment payable by our subsidiary, ComSovereign Corp., through December 31, 2019 on its outstanding convertible debentures and promissory notes held by such investor.

(d)	On July 6, 2020, we issued an aggregate of 3,912,737 shares of our common stock to an aggregate of eight equity holders of Virtual Network Communications Inc. in connection with our acquisition of that company.

(e)	On July 29, 2020, we sold an aggregate of 30,614 shares of common stock at a price of $3.00 per share to two accredited investors.

(f)	On August 8, 2020, we issued an aggregate of 51,004 share of common stock to two consultants for services rendered, which shares were valued between $3.11 and $3.75 per share.

(g)	Between August 4, 2020 and August 19, 2020, we issued an aggregate of 844,496 shares of our common stock upon the conversion of principal of, and accrued interest on, an aggregate of $2,633,400 principal amount of outstanding indebtedness at conversion prices ranging from $3.00 to $4.50 per share.

(h)	On August 24, 2020, as partial consideration for a loan, we issued to an accredited investor 133,334 shares of our common stock for no additional consideration.

(i)	On August 26, 2020, we issued 18,334 shares of our common stock to a consultant for services rendered, which shares were valued at $3.00 per share.

(j)	On September 28, 2020, we sold 33,334 shares of common stock at a price of $7.20 per share to an accredited investor.

(k)	On October 2, 2020, we issued 147,824 shares of our common stock upon the conversion of principal and interest on outstanding indebtedness at $2.70 per share.

(l)	On October 6, 2020 issued 16,667 shares of our common stock upon the partial exercise of a common stock purchase warrant at $0.81 per share.

(m)	On October 6, 2020, we issued 5,255 shares of our common stock as payment to a consultant at a weighted average price of $3.81 per share.
(n)	On October 7, 2020, we issued 633,334 shares of our common stock to fulfill restricted stock grants made at $2.46 per share.

(o)	On October 14, 2020, we issued 33,334 shares of our common stock attributable to a debt modification agreement at $3.15 per share. In addition, we issued 333,334 shares of our common stock in exchange for the cancellation of $1,500,000 of principal at $4.50 per share.

(p)	On October 27, 2020, we issued 1,970 shares of our common stock to a consultant for services rendered, which shares were valued at $7.74 per share.

(q)	On November 16, 2020, we issued 188,574 shares of our common stock upon the exchange of principal, interest and fees on outstanding indebtedness totaling $1,414,301 at $7.50 per share.

(r)	On November 17, 2020, we issued 100,000 shares of our common stock upon settlement of a litigation matter at $6.90 per share.

(s)	On December 14, 2020, we issued 5,000 shares of our common stock as payment to a consultant at a price of $6.15 per share.

(t)	On December 14, 2020, we issued 5,041 shares of our common stock upon the exercise of common stock purchase options at $1.98 per share.

2020 Options Issuance

During the year ended December 31, 2020, we issued options to purchase a total of 908,503 shares of common stock as follows:

(a)	On July 6, 2020, we issued options to purchase an aggregate of 841,836 shares of our common stock with exercise prices ranging from $0.15 to $0.86 per share to an aggregate of three equity holders of Virtual Network Communications Inc. in connection with our acquisition of that company.

(b)	On July 6, 2020, we issued to two of our executive officers pursuant to our 2020 Long Term Incentive Plan, an aggregate of 66,667 stock options with an exercise price of $3.24 per share.

2020 Warrants Issuance

During the year ended December 31, 2020, we issued warrants to purchase a total of 858,960 shares of common stock as follows:

(a)	On April 13, 2020, in connection with a loan transaction, we issued to the placement agent warrants to purchase 33,334 shares of common stock with an exercise price of $3.60 per share.

(b)	On April 29, 2020, as partial consideration for a loan, we issued to an accredited investor warrants to purchase 52,910 shares of common stock with an exercise price of $2.97 per share. In connection with such transaction, we issued to a placement agent warrants to purchase 9,260 shares of common stock with an exercise price of $2.97 per share.

(c)	On June 8, 2020, as partial consideration in a payment to a vendor, warrants to purchase 8,000 shares of common stock with an exercise price of $3.00 per share.

(d)	On July 2, 2020, as partial consideration for a loan, we issued to two accredited investors warrants to purchase an aggregate of 96,667 shares of common stock with an exercise of $3.00 per share.

(e)	On July 6, 2020, we issued warrants to purchase an aggregate of 315,688 shares of our common stock with an exercise price of $0.15 per share and warrants to purchase an aggregate of 263,074 shares of our common stock with an exercise price of $0.72 per share to one equity holder of Virtual Network Communications Inc. in connection with our acquisition of that company.

(f)	On July 7, 2020, as partial consideration for a loan, we issued to an accredited investor warrants to purchase 52,910 shares of common stock with an exercise price of $2.97 per share. In connection with such transaction, we issued to a placement agent warrants to purchase 9,260 shares of common stock with an exercise price of $2.97 per share.

(g)	On August 21, 2020, in connection with a loan transaction, we issued to the placement agent warrants to purchase 17,857 shares of common stock with an exercise price of $8.40 per share.

2020 Convertible Debt Issuance

During the year ended December 31, 2020, we issued debt instruments that are convertible into an indeterminate number of shares of common stock as follows:

(a)	On April 29, 2020, we issued an accredited investor a 12.5% OID Convertible Promissory note in the principal amount of $285,714 that is convertible into our common stock only at the option of the holder prior to the maturity date of January 29, 2021 at $2.70 per share or, upon the occurrence and during the continuance of an Event of Default as defined in the contract.

(b)	On July 2, 2020, we issued to two accredited investors $2,900,000 aggregate principal amount of our 9% Senior Convertible Debentures that are convertible into shares of our common stock at a conversion price of $3.00 per share

(c)	On July 7, 2020, we issued an accredited investor a 12.5% OID Convertible Promissory note in the principal amount of $285,714 that is convertible into our common stock only at the option of the holder prior to the maturity date of January 29, 2021 at $2.70 per share or, upon the occurrence and during the continuance of an Event of Default as defined in the contract.

(d)	On August 21, 2020, we issued an accredited investor a 12.5% OID Convertible Promissory Note in the principal amount of $1,700,000 that is convertible into our common stock only after the maturity date of November 21, 2020 at a conversion price equal to 65% of the VWAP of our common stock for the 20-day period prior to the date of conversion.

2020 Secured Promissory Notes

During the year ended December 31, 2020, we issued, assumed, or entered into secured promissory notes as follows:

(a)	On February 26, 2020, we entered into a $600,000 secured business loan bearing interest at 78.99% per annum.

(b)	On March 6, 2020, we assumed a secured loan with FirstBank in the principal amount of $979,381 bearing interest at 5% per annum that was modified on August 5, 2020, to extend the maturity date and allow a single payment of all unpaid principal and accrued interest upon maturity. The interest rate was also increased to 36% per annum for any principal balance remaining unpaid past the extended maturity date.

(c)	On March 19, 2020, we entered into a secured loan agreement in the amount of $2,007,971 bearing interest at 5% per annum that was modified on August 5, 2020 to extend the maturity date. The interest rate automatically increases to 18% per annum or the maximum amount permitted by applicable law on any unpaid principal, and a late charge of 5% may be charged for any balance overdue by more than 10 days.

(d)	On December 8, 2020, we entered into a secured loan agreement with a single lender pursuant to which we received a loan in the amount of $1,000,000 that is evidenced by a promissory note in the principal amount of $1,100,000, including $100,000 of original issue discount, that bears interest at the rate of 10% per annum and matures on January 6, 2021. Interest and principal are payable in full at maturity. The loan is secured by our equity in VNC, substantially all of the assets of VNC and certain of our intellectual property assets.

2020 Promissory Notes

During the year ended December 31, 2020, we issued promissory notes as follows:

(a)	On March 5, 2020, we issued to an accredited investor a promissory note in the principal amount of $500,000 for a purchase price of $446,000 and issued 16,667 shares of our common stock in lieu of interest.

(b)	In connection with the acquisition of the business by our subsidiary Sovereign Plastics on March 6, 2020:

i.	we entered into several promissory notes with the sellers in the aggregate principal amount of $409,586 that do not bear interest;

ii.	we agreed to pay an aggregate principal amount of $165,986 to the sellers in a non-interest bearing agreement;

iii.	we assumed a promissory note in the principal amount of $86,866 bearing interest at 3% per annum;

iv.	we assumed an equipment financing loan with an aggregate principal balance of $64,865 bearing interest at 8.5% per annum;

v.	we assumed an equipment financing loan with an aggregate principal balance of $95,810 bearing interest at 6.7% per annum; and

vi.	we assumed an equipment financing loan with an aggregate principal balance of $43,957 bearing interest at 6.7% per annum.

(c)	On May 29, 2020, we issued a promissory note to an accredited investor in the principal amount of $290,000 with an original issue discount of $40,000, bearing interest at 12% per annum for any principal balance remaining unpaid past the maturity date.

(d)	On July 1, 2020, we sold to an accredited investor for a purchase price of $50,000 a promissory note in the principal amount of $50,000 that bears interest at 4.8% and matures on November 30, 2020.

(e)	Between July 2, 2020 and August 21, 2020, we issued to seven accredited investors $1,200,000 aggregate principal amount of 15% promissory notes for a purchase price of 100% of the principal amount of such notes purchased.

(f)	Between November 4, 2020 and November 24, 2020, we issued to seven accredited investors $550,000 aggregate principal amount of 15% promissory notes for a purchase price of 100% of the principal amount of such notes purchased.

(g)	Paycheck Protection Program of the CARES Act

a.	Between April 30 and May 26, 2020, six of our subsidiaries received loan proceeds in the aggregate principal amount of $455,184 under the PPP bearing interest at 1% per annum.

b.	In connection with the VNC acquisition on July 6, 2020, we assumed a PPP loan in the principal amount of $24,028 bearing interest at 1% per annum.

c.	August 11, 2020, one of our subsidiaries received loan proceeds in the aggregate principal amount of $103,659 under the PPP bearing interest at 1% per annum.

(h)	Between October 15, 2020 and December 28, 2020, we issued to an accredited investor, $700,000 aggregate principal amount of 10% promissory notes for a purchase price of 100% of the principal amount of such notes purchased.

(i)	Between November 13, 2020 and December 24, 2020, we issued to an accredited investor, $120,000 aggregate principal amount of 8% promissory notes for a purchase price of 100% of the principal amount of such notes purchased.

2021 Common Stock Issuance

During January 2021 we issued a total of 656,369 shares of common stock as follows:

(a)	On or about January 14, 2021, we issued 3,334 shares of our common stock upon the exercise of an subsidiary acquisition warrant at $0.1497 per share.

(b)	On or about January 22, 2021, we issued 6,169 shares of our common stock to a consultant for services rendered, which shares were valued at $6.60 per share.

(c)	On or about January 22, 2021, we issued 155,013 shares of our common stock upon the conversion of principal and interest on outstanding indebtedness at $2.70 per share.

(d)	On or about January 22, 2021, we issued 66,667 shares of our common stock to fulfil restricted stock grants made at $4.15 per share.

(e)	On or about January 26, 2021, we issued 125,186 shares of our common stock upon the conversion of principal and interest on outstanding indebtedness at $2.27 per share, and 300,000 shares of our common stock upon the conversion of principal and interest on outstanding indebtedness at $3.00 per share.

2021 Unit Issuance

(a)	On or about January 26, 2021, we issued an aggregate of 2,751,556 units of Common Stock and warrants (“Units”) of the Company, consisting of 2,751,556 shares of our common stock and warrants to purchase an aggregate of 2,751,556 shares of our common stock with an exercise price of $4.50 per share, to an aggregate of 21 accredited investors upon the conversion of promissory notes in the aggregate principal amount of $9.9 million plus accrued interest thereon.

Item 16. — Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as a part of this prospectus or incorporated herein by reference:

(1)	Our Consolidated Financial Statements and Notes thereto begin on page F-1 of this prospectus immediately after the signature page.

(2)	Financial Statement Schedules: All schedules have been omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto, or because it is not required.

(3)	Exhibits:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
1.1	Underwriting Agreement	—	*	—
2.1	Agreement and Plan of Merger, dated as of November 27, 2019 by and among the Company, COMSovereign Corp. and DACS Merger Sub., Inc.	8-K	12/4/2019	2.1
3.1	Restated Articles of Incorporation	10-K	7/6/2020	3.1
3.2	Amended and Restated By-Laws	10-K	7/6/2020	3.2
4.1	Form of Convertible Promissory Note Series 2016 due October 1, 2017	8-K	9/30/2016	4.1
4.2	Form of August 2017 Amendment to Convertible Promissory Note Series 2016	10-Q	8/4/2017	4.1(a)
4.3	Form of November 2017 Amendment to Convertible Promissory Note Series 2016	10-Q	11/13/2017	4.1(b)
4.4	Form of March 2018 Amendment to Convertible Promissory Note Series 2016	10-K	3/23/2018	4.1(c)
4.5	Form of December 2018 Amendment to Secured Convertible Promissory Note Series 2016	8-K	12/27/2018	10.3a
4.6	Form of Secured Convertible Promissory Note Series 2017-08 due August 2, 2018	10-Q	8/4/2017	4.2

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
4.7	Form of December 2018 Amendment to Secured Convertible Promissory Note Series 2017-18	8-K	12/27/2018	10.3b
4.8	Amendment dated September 26, 2018 to Secured Convertible Promissory Note issued by the Company to Frost Nevada Investment Trust	8-K	9/28/2018	10.2
4.9	Form of Promissory Note dated October 25, 2018 issued by the Company to Jay Nussbaum	10-Q	10/26/2018	10.26
4.10	OID Promissory Note dated March 5, 2020 of Sovereign Plastics LLC in favor of Mark Vanderbeek	10-K	7/6/2020	4.10
4.11	12.5% OID Convertible Note dated April 29, 2020 of the Registrant in favor of Red Diamond Partners LLC	8-K	5/5/2020	4.1
4.12	Form of 9% Senior Convertible Debentures	8-K	7/7/2020	4.1
4.13	Form of July Warrants to purchase common stock	8-K	7/7/2020	4.2
4.14	Form of Warrant Agency Agreement dated January 26, 2021 between the Company and ClearTrust, LLC, including form of Warrant Certificate	8-K	1/27/2021	10.1
4.15	12.5% OID Convertible Note dated August 24, 2020 of the Registrant in favor of Red Diamond Partners LLC	8-K	8/26/2020	4.1
4.16	Form of Term Note of ComSovereign Holding Corp. dated January 29, 2021	8-K	2/4/2021	4.1
4.17	Form of Convertible Note of ComSovereign Holding Corp. dated January 29, 2021	8-K	2/4/2021	4.2
5.1	Legal Opinion of Flangas Law Group	—	*	—
5.2	Legal Opinion of Pryor Cashman LLP	—	*	—
10.1	Form of Indemnification Agreement for Directors and Officers#	8-K	6/5/2014	10.4
10.2	Independent Contractor Agreement dated July 29, 2013 by and among US Technik, Inc., Lighter Than Air Systems Corp., and World Surveillance Group, Inc.	8-K	6/5/2014	10.9
10.3	2015 Equity Incentive Plan#	8-K	9/11/2015	99.1
10.4	Form of Nonqualified Stock Option Agreement under 2015 Equity Incentive Plan#	8-K	1/12/2017	10.3
10.5	Form of Amendment No. 1 dated December 2017 to the Form of Nonqualified Stock Option Agreement	8-K	12/27/2018	10.5
10.6	Form of Amendment No. 2 dated November 2019 to the Form of Nonqualified Stock Option Agreement	10-Q	11/14/2019	10.1
10.7	Form of Subscription Agreement for Convertible Promissory Notes Series 2016 due October 1, 2017	8-K	9/30/2016	10.1
10.8	Director Agreement dated January 9, 2017 by and among the Company, Global Security Innovative Strategies, LLC and David Aguilar#	8-K	1/12/2017	10.2
10.9	Amendment No. 1 dated September 4, 2019 to Director Agreement by and among the Company, Global Security Innovative Strategies, LLC and David Aguilar#	8-K	9/5/2019	10.2
10.10	Warrant dated August 3, 2017 issued by the Company to Dr. Phillip Frost	10-Q	8/4/2017	10.34
10.11	Amendment dated August 3, 2018 to Warrant issued by the Company to Dr. Phillip Frost	8-K	12/27/2018	10.4
10.12	Promissory Note and Security Agreement dated August 2, 2017 issued by the Company to City National Bank of Florida	10-Q	8/4/2017	10.29
10.13	Form of Guarantee dated August 2, 2017 issued by Jay Nussbaum to City National Bank of Florida	10-Q	8/4/2017	10.30

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.14	Promissory and Guaranty dated September 26, 2018 among the Company, City National Bank of Florida and Jay Nussbaum	8-K	9/28/2018	10.1
10.15	Consulting Agreement dated November 10, 2017 between the Company and Global Security Innovative Strategies, LLC	10-Q	11/13/2017	10.35
10.16	Amendment No. 1 dated September 26, 2018 to the Consulting Agreement between the Company and Global Security & Innovative Strategies, LLC	8-K	9/28/2018	10.4
10.17	Form of Amendment No. 3 dated August 3, 2017 to Independent Contractor Agreement	10-Q	10/26/2018	10.2
10.18	Form of Common Stock Purchase Agreement dated October 24, 2018 between the Purchasers thereto and the Company	10-Q	10/26/2018	10.1
10.19	Form of Amended and Restated Stock Purchase Agreement dated December 12, 2018 between the Purchasers thereto and the Company	8-K	12/27/2018	10.1
10.20	Stock Redemption and Note Cancellation Agreement dated as of April 30, 2019 between the Company and Daniyel Erdberg	10-Q	5/3/2019	10.5
10.21	Form of Promissory Note dated January 28, 2019 in favor of the Company (the Non-Affiliate Note)	8-K	1/31/2019	10.2
10.22	Form of Promissory Note in favor of the Company (the Erdberg and Carpenter Trust Note)	8-K	1/31/2019	10.3
10.23	Independent Contractor Agreement dated March 21, 2019 between the Company and Cognitive Carbon Corporation	10-K	3/22/2019	10.55
10.24	Stock Redemption Agreement dated September 4, 2019 between the Company and Robert Guerra	8-K	9/5/2019	10.1
10.25	Form of the Company Restricted Stock Agreement	10-Q	11/14/2019	10.2
10.26	Employment Agreement dated December 2, 2019 between the Company and Daniel L. Hodges#	8-K	12/12/2019	10.1
10.27	Employment Agreement dated December 2, 2019 between the Company and John E. Howell#	8-K	12/12/2019	10.2
10.28	Employment Agreement dated December 2, 2019 between the Company and Dr. Dustin McIntire, Ph.D. 9#	8-K	12/12/2019	10.3
10.29	Employment Agreement dated December 2, 2019 between the Company and Brian T. Mihelich#	8-K	12/12/2019	10.3
10.30	Employment Agreement dated January 2, 2020 between the Company and Kevin M. Sherlock#	8-K	1/8/2020	10.2
10.31	COMSovereign Holding Corp. 2020 Long-Term Incentive Plan	8-K	5/12/2020	10.1
10.32	Stock Agreement dated as of March 5, 2020 between the Company and Mark Vanderbeek	10-K	7/6/2020	10.32
10.33	Warrant dated April 29, 2020 issued to Red Diamond Partners LLC	8-K	5/5/2020	4.2
10.34	Securities Purchase Agreement dated as of April 29, 2020 between the Company and Red Diamond Partners LLC	8-K	5/5/2020	10.1
10.35	Registration Rights Agreement dated as of April 29, 2020 between the Company and Red Diamond Partners LLC	8-K	5/5/2020	10.2
10.36	Agreement and Plan of Merger and Reorganization dated as of May 21, 2020 among the Company, CHC Merger Sub 7, Inc., VNC Acquisition LLC, Virtual Network Communications Inc. and the Stockholders’ Representative Named Therein	8-K	5/22/2020	10.1

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.37	Manufacturing Services Agreement dated as of April 4, 2018 between DragonWave-X and Benchmark Electronics, Inc.	10-K	7/6/2020	10.37
10.38	Employment Agreement dated as of July 6, 2020 between Mohan Tammisetti and ComSovereign Holding Corp.#	8-K	7/7/2020	10.2
10.39	Employment Agreement dated as of July 6, 2020 between Keith Kaczmarek and ComSovereign Holding Corp.#	8-K	7/7/2020	10.3
10.40	Agreement and Plan of Merger, dated as of August 24, 2020, by and among the Company, CHC Merger Sub 8, LLC, and Skyline Technology Partners d/b/a Fastback Networks and the Stockholders’ Representative named therein.	S-1/A	12/10/2020	10.40
10.41	Securities Purchase Agreement, dated as of August 24, 2020 between the Registrant and RedDiamond Partners LLC	8-K	8/26/2020	10.2
10.42†	Transpositional Modulation Technology Licensing Agreement dated as of August 3, 2020 among TM Technologies, Inc., TM IP Holdings, LLC and ComSovereign Holding Corp.	S-1/A	8/28/2020	10.42
10.43	Secured Loan Agreement dated as of December 8, 2020 among ComSovereign Holding Corp, as Borrower, Virtual Netcom, LLC, as Guarantor, and DWX Servicing Agent, LLC.	S-1/A	12/17/2020	10.43
10.44	Pledge and Security Agreement dated as of December 8, 2020 among ComSovereign Holding Corp, as Borrower, Virtual Netcom, LLC, as Guarantor, and DWX Servicing Agent, LLC.	S-1/A	12/17/2020	10.44
10.45	Secured Promissory Note dated December 8, 2020 of ComSovereign Holding Corp. in favor of DWX Servicing Agent, including the Guarantee of Virtual Netcom, LLC.	S-1/A	12/17/2020	10.45
10.46	Business Loan Agreement dated January 15, 2021 between AZCOMS LLC and TerraCotta Credit REIT, LLC	8-K	2/4/2021	10.1
21	List of Subsidiaries	S-1	2/5/2021	21
23.1	Consent of Haskell & White	S-1	2/5/2021	23.1
23.2	Consent of Flangas Law Group (contained in Exhibit 5.1)	—	*	—
23.3	Consent of Pryor Cashman LLP (contained in Exhibit 5.2)	—	*	—
24.1	Power of Attorney (included on page II-14 of the original filing of this registration statement on Form S-1)

#	Indicates management contract or compensatory plan or arrangement.
*	Filed herewith.
†	Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 17.     Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	Include any additional or changed information on the plan of distribution.

(2)	For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(5)	For determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For determining liability under the Securities Act, if securities are offered or sold to a purchaser by means of any of the following communications, the Company will be a seller to such purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv)	Any other communication that is an offer in the offering made by the Company to a purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on February 9, 2021.

ComSovereign Holding Corp.

By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel L. Hodges	Chairman and Chief Executive Officer	February 9, 2021
Daniel L. Hodges	(Principal Executive Officer)

/s/ Brian T. Mihelich	Chief Financial Officer	February 9, 2021
Brian T. Mihelich	(Principal Financial and Accounting Officer)

/s/ *	Director	February 9, 2021
John E. Howell

/s/ *	Director	February 9, 2021
David Aguilar

/s/ *	Director	February 9, 2021
Richard J. Berman

/s/ *	Director	February 9, 2021
Brent M. Davies

/s/ *	Director	February 9, 2021
Kay Kapoor

/s/ *	Director	February 9, 2021
James A. Marks

* By:	/s/ Daniel L. Hodges
Daniel L. Hodges Attorney-in-fact